NeuroPace Reports Second Quarter 2026 Financial Results and Raises 2026 Revenue Guidance

Q2 2026 total revenue of $22.8 million, including $22.5 million in RNS revenue representing 21% growth

Raises full year 2026 total revenue guidance to $99.5 million to $101.5 million, which assumes 21% to 23% growth in core RNS® revenue from existing indications

Preparation remains on track for SIR meeting with FDA regarding the IGE PMA supplement, supported by
24-month NAUTILUS data showing a 100% median reduction in GTC seizures among evaluable patients1

Mountain View, Calif. – August 11, 2026 – NeuroPace, Inc. (Nasdaq: NPCE), a medical device company focused on transforming the lives of people living with epilepsy, today reported financial results for the second quarter ended June 30, 2026, and provided a corporate update.

Second Quarter 2026 Financial Highlights
•Total revenue of $22.8 million in the second quarter of 2026
•RNS System revenue of $22.5 million in the quarter, representing 21.3% growth compared to the second quarter of 2025
•Net loss in the second quarter of 2026 was ($6.2) million compared to ($10.0) million in the second quarter of 2025
•Adjusted EBITDA loss of ($2.8) million for the second quarter of 2026, an improvement of $2.1 million compared to a loss of ($4.9) million in the second quarter of 2025

Second Quarter 2026 Operational & Strategic Highlights
•Launched ECoG Assistant™, the first in a planned suite of NeuroPace AI-based clinical decision support tools, uniquely enabled by NeuroPace’s proprietary long-term intracranial EEG dataset and designed to help physicians more efficiently review ECoG data and inform individualized treatment decisions
•Published 18-month NAUTILUS results in Epilepsia, a leading peer-reviewed epilepsy journal, providing Level 1 evidence from the first randomized controlled neuromodulation trial in drug-resistant IGE and demonstrating a 77% median reduction in GTC seizures.
•Reached new all-time highs in active prescribers, accounts and patient pipeline

“Second-quarter performance showed continued momentum in our core RNS business driven by increased adoption within our current focal epilepsy indication,” said Joel Becker, Chief Executive Officer of NeuroPace. “We also maintained strong financial discipline while continuing to invest in the long-term growth of the business and advance our product roadmap. The launch of ECoG Assistant marked an important first-of-its-kind step in extending the differentiated capabilities of the RNS System, building on NeuroPace’s unique ability to continuously monitor and record each patient’s intracranial EEG data, efficiently identify ECoGs of interest and support more individualized therapy, reinforcing a data advantage that other neuromodulation platforms cannot replicate.

Looking ahead, we remain focused on sustaining momentum in our core business. Additionally, we look forward to continuing our engagement with the FDA regarding the path forward for our IGE PMA Panel Track supplement and remain on track with our clinical and regulatory timelines”.

1 Based on participants who received stimulation for 23 of 24 months following implant and had completed 24-month follow-up with evaluable data.

Discontinued Operations & Basis of Presentation
Following the expiration of the Company’s distribution agreement with DIXI Medical and the related wind-down, the Company concluded in the second quarter of 2026 that the abandonment of its DIXI Medical product operations met the criteria for presentation as a discontinued operation under ASC 205-20. Unless otherwise noted, the results discussed in this release reflect continuing operations; prior-period amounts have been reclassified accordingly, with no effect on previously reported net loss, total assets, total liabilities, or total stockholders’ equity. See the accompanying financial statements for the GAAP presentation of continuing and discontinued operations.

Second Quarter 2026 Financial Results
RNS System revenue totaled $22.5 million in the second quarter of 2026, representing growth of 21.3% compared to the second quarter of 2025. Total revenue in the second quarter of 2026 grew 17% to $22.8 million, compared with revenue of $19.5 million in the second quarter of 2025.

Non-GAAP gross margin for the second quarter of 2026 was 83.4%, compared with 84.0% in the second quarter of 2025. The slight year-over-year decline was driven by slightly higher material costs partially offset by favorable pricing. Total GAAP gross margin from continuing operations in the second quarter of 2026 was 82.8%.

Non-GAAP operating expenses in the second quarter of 2026 were $21.9 million, compared with $21.3 million in the second quarter of 2025. GAAP operating expenses in the second quarter of 2026 were $24.0 million.

Non-GAAP sales and marketing expense in the second quarter of 2026 was $11.5 million, compared with $10.7 million in the second quarter of 2025. The year-over-year increase was largely due to personnel-related expenses associated with ongoing scaling of commercial activities and other sales-related expenses.

Non-GAAP research and development expense in the second quarter of 2026 was $6.3 million, compared with $6.0 million in the second quarter of 2025. The year-over-year increase was primarily driven by an increase in product development-related expenses associated with a next-generation platform and AI-enabled tools.

Non-GAAP general and administrative expense in the second quarter of 2026 was $4.1 million compared with $4.6 million in the second quarter of 2025. The year-over-year decline was largely due to one-time expenses incurred in the prior period related to executive transition, partially offset by an increase in personnel-related expenses in the current period.

Non-GAAP loss from operations was ($2.8) million in the second quarter of 2026, compared with loss from operations of ($5.0) million in the second quarter of 2025. Non-GAAP net loss was ($3.9) million for the second quarter of 2026 compared with net loss of ($6.8) million in the second quarter of 2025. GAAP net loss in the second quarter of 2026 was ($6.2) million.

The Company’s cash, cash equivalents, short-term investments and restricted cash balance as of June 30, 2026 was $51.9 million compared with $54.8 million at the end of the prior quarter. Long-term borrowings totaled $59.0 million as of June 30, 2026.

Full Year 2026 Financial Guidance
•Increase total revenue guidance for full year 2026 to between $99.5 million and $101.5 million, compared with previously issued guidance of $99 million to $101 million. The higher guidance reflects expected service revenue of approximately $1 million, up from approximately $500,000 previously, while the underlying RNS growth outlook of 21% to 23% remains unchanged. Consistent with previous guidance, this range excludes any contribution from idiopathic generalized epilepsy indication expansion.
•Increase full year non-GAAP gross margin to between 82.0% and 83.0%, an increase compared to 81.5% to 82.5% previously

•Reiterate full year non-GAAP operating expenses to be between $90 million and $92 million, excluding approximately $10 million in stock-based compensation, a non-cash expense
•Increase Adjusted EBITDA to be between ($7.5) million and ($8.5) million compared to previous guidance between ($8.5) million to ($9.5) million

Non-GAAP Measure
To supplement NeuroPace’s condensed financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include Adjusted EBITDA, non-GAAP gross margin, non-GAAP cost of goods sold, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating expenses, non-GAAP loss from operations, and non-GAAP net loss from operations. NeuroPace believes the presentation of its non-GAAP financial measures enhances the user’s overall understanding of the Company’s historical financial performance. The presentation of the Company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP, and the Company’s non-GAAP measures may be different from non-GAAP measures used by other companies.

Webcast and Conference Call Information
NeuroPace will host a conference call to discuss the second quarter and full year 2026 financial results after market close on Tuesday, August 11, 2026, at 4:30 P.M. Eastern Time. Investors interested in listening to the conference call may do so by accessing a live and archived webcast of the event at https://events.q4inc.com/attendee/246660202. Individuals interested in participating in the call via telephone may access the call by dialing + 1 (833) 461-5787 and referencing Conference ID 246 660 202. The webcast will be archived on the Company’s investor relations website at https://investors.neuropace.com/news-and-events/events and will be available for replay for at least 90 days after the event.

About NeuroPace, Inc.
Based in Mountain View, Calif., NeuroPace is a medical device company focused on transforming the lives of people living with epilepsy by reducing or eliminating the occurrence of debilitating seizures. Its novel and differentiated RNS System is the first and only commercially available, brain-responsive platform that delivers personalized, real-time treatment at the seizure source. This platform can drive a better standard of care for patients living with drug-resistant epilepsy and has the potential to offer a more personalized solution and improved outcomes to the large population of patients suffering from other brain disorders.

Forward Looking Statements
This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. NeuroPace may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding: Expectations regarding the Company’s future revenue and growth based on a continued operations basis, excluding revenue from the DIXI Medical product operations; NeuroPace’s expectations, forecasts and beliefs with respect to potential indication expansion for its RNS System and its software, technology and other product development efforts; increasing access to and adoption of RNS therapy as the standard of care in drug-resistant epilepsy; NeuroPace’s continued execution on its long-term revenue growth strategy, including with respect to sustained revenue growth and long-term value creation. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: actual operating results may differ significantly from any guidance provided; uncertainties related to market acceptance and adoption of NeuroPace’s RNS System and impacts to NeuroPace’s revenue for 2026 and in the future; risks that NeuroPace’s operating expenses could be higher than anticipated and that it could use its cash resources sooner than expected; risks that NeuroPace’s gross margin may be lower than forecast; risks related to the pricing of the RNS System and availability of adequate reimbursement for the procedures to implant the RNS System and for clinicians to provide ongoing care for patients treated with the RNS System; risks related to regulatory compliance and expectations for regulatory approvals to expand the market for NeuroPace’s RNS System, including risks related to the NAUTILUS submission and the forthcoming Submission Issue Request (SIR) Q-Sub process; risks related to product development, including risks related to the development of AI-powered software, including NeuroPace AI™ and the next generation device platform; risks related to NeuroPace’s reliance on contractors and other third parties, including single-source suppliers and vendors; and other important factors. These and other risks and uncertainties include those described more fully in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in NeuroPace’s public filings with the U.S. Securities and Exchange Commission (SEC), including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 11, 2026, as well as any other reports that it may file with the SEC in the future. Forward-looking statements contained in this announcement are based on information available to NeuroPace as of the date hereof. NeuroPace undertakes no obligation to update such information except as required under applicable law. These forward-looking statements should not be relied upon as representing NeuroPace’s views as of any date subsequent to the date of this press release and should not be relied upon as a prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of NeuroPace.

Investor Contact:
Scott Schaper
Head of Investor Relations
sschaper@neuropace.com
investors@neuropace.com

NeuroPace, Inc.
Condensed Statements of Operations and Comprehensive Loss
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except for share and per share amounts)	2026	2025	2026	2025
Revenue	$22,826	$19,501	$44,829	$37,822
Cost of goods sold	3,920	3,288	7,912	6,478
Gross profit	18,906	16,213	36,917	31,344
Operating expenses:
Sales and marketing	12,124	11,489	23,707	21,894
Research and development	6,898	6,845	14,087	14,285
General and administrative	5,027	6,068	9,871	10,114
Total operating expenses	24,049	24,402	47,665	46,293
Loss from continuing operations	(5,143)	(8,189)	(10,748)	(14,949)
Interest income	523	718	1,088	1,511
Interest expense	(1,539)	(2,059)	(3,060)	(4,212)
Other income (expense), net	(41)	(486)	(206)	(568)
Net loss and comprehensive loss from continuing operations	$(6,200)	$(10,016)	$(12,926)	$(18,218)
Net income from discontinued operations	$—	$1,365	$37	$2,978
Net loss and comprehensive loss	$(6,200)	$(8,651)	$(12,889)	$(15,240)

Net loss per share from continuing operations attributable to common stockholders, basic and diluted	$(0.18)	$(0.30)	$(0.38)	$(0.57)
Net income per share from discontinued operations attributable to common stockholders, basic and diluted	$0.00	$0.04	$0.00	$0.10
Net loss per share attributable to common stockholders, basic and diluted	$(0.18)	$(0.26)	$(0.38)	$(0.47)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	34,104,430	32,863,031	33,911,692	32,175,789

NeuroPace, Inc.
Condensed Balance Sheets
(unaudited)

	June 30,	December 31,
(in thousands, except for share and per share amounts)	2026	2025
Assets
Current assets:
Cash and cash equivalents	$12,538	$21,692
Short-term investments	39,161	39,366
Accounts receivable	14,930	12,936
Inventory	18,111	14,862
Prepaid expenses and other current assets	1,453	1,438
Current assets of discontinued operations	—	3,779
Total current assets	86,193	94,073
Property and equipment, net	1,243	1,125
Operating lease right-of-use asset	9,216	10,132
Restricted cash	241	122
Other assets	98	113
Total assets	$96,991	$105,565
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,204	$1,776
Accrued liabilities	10,850	13,184
Operating lease liability	2,256	2,117
Deferred revenue	123	141
Current liabilities of discontinued operations	—	596
Total current liabilities	17,433	17,814
Long-term debt	59,014	58,884
Operating lease liability, net of current portion	8,661	9,836
Total liabilities	85,108	86,534
Stockholders’ equity:
Common stock, $0.001 par value	34	34
Additional paid-in capital	577,153	571,412
Accumulated deficit	(565,304)	(552,415)
Total stockholders’ equity	11,883	19,031
Total liabilities and stockholders’ equity	$96,991	$105,565

NeuroPace, Inc.
Condensed Statements of Cash Flows
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Cash flows from operating activities
Net loss	$(6,200)	$(8,651)	$(12,889)	$(15,240)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	2,303	3,228	4,581	5,854
Depreciation	66	55	126	104
Amortization of debt discount and issuance costs	70	55	138	104
Non-cash interest expense	80	177	157	390
Loss on debt extinguishment	—	527	—	527
Amortization of right-of-use asset	464	422	917	835
Unrealized loss (gain) on short-term investments	41	(41)	206	41
Inventory write-downs	68	49	144	93
Loss on disposal of property and equipment	—	—	—	2
Changes in operating assets and liabilities:
Accounts receivable	(141)	1,881	(249)	(704)
Inventory	(1,485)	(2,815)	(1,360)	(3,058)
Prepaid expenses and other assets	63	521	(14)	671
Accounts payable	(212)	737	1,983	1,703
Accrued liabilities	1,506	2,213	(2,489)	(120)
Deferred revenue	(3)	17	(18)	141
Operating lease liabilities	(523)	(461)	(1,036)	(911)
Net cash used in operating activities	(3,903)	(2,086)	(9,803)	(9,568)
Cash flows from investing activities
Acquisition of property and equipment	(125)	(168)	(242)	(205)
Net cash used in investing activities	(125)	(168)	(242)	(205)
Cash flows from financing activities
Proceeds from issuance of common stock in follow-on offering, net of underwriting discounts and commissions	—	(561)	—	69,704
Repurchase of common stock from KCK Ltd.	—	—	—	(49,546)
Proceeds from issuance of common stock under employee plans	1,377	766	1,387	1,151
Taxes withheld and paid related to net share settlement of equity awards	(51)	(174)	(227)	(402)
Proceeds from At-The-Market offering, net of sales commission	—	—	—	232
Proceeds from debt, net of discounts and issuance costs	—	58,568	—	58,568
Payment of annual debt fee	(150)	—	(150)	—
Repayment of debt	—	(60,507)	—	(60,507)
Net cash provided by (used in) financing activities	1,176	(1,908)	1,010	19,200
Net increase (decrease) in cash and cash equivalents	(2,852)	(4,162)	(9,035)	9,427
Cash, cash equivalents and restricted cash at the Beginning of Period	15,631	27,141	21,814	13,552
Cash, cash equivalents and restricted cash at the End of Period	$12,779	$22,979	$12,779	$22,979
Reconciliation of cash, cash equivalents and restricted cash to balance sheets:
Cash and cash equivalents	$12,538	$22,857	$12,538	$22,857
Restricted cash	241	122	241	122
Cash, cash equivalents and restricted cash in balance sheets	$12,779	$22,979	$12,779	$22,979

NeuroPace, Inc.
Table 1. 2025 GAAP to Non-GAAP Reconciliations from Continuing Operations
(unaudited)

	Three Months Ended				Year Ended
(in thousands)	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	December 31, 2025
RNS revenue	$18,151	$18,564	$22,580	$22,374	$81,669
Service revenue	170	937	771	886	2,764
Revenue	$18,321	$19,501	$23,351	$23,260	$84,433

GAAP cost of goods sold	$3,190	$3,288	$4,181	$4,405	$15,064
Stock-based compensation	178	173	168	175	694
Non-GAAP cost of goods sold	$3,012	$3,115	$4,013	$4,230	$14,370

GAAP sales and marketing expense	$10,405	$11,489	$12,025	$10,713	$44,632
Stock-based compensation	783	761	781	727	3,052
Non-GAAP sales and marketing expense	$9,622	$10,728	$11,244	$9,986	$41,580

GAAP research and development expense	$7,440	$6,845	$6,576	$7,027	$27,888
Stock-based compensation	872	865	821	848	3,406
Non-GAAP research and development expense	$6,568	$5,980	$5,755	$6,179	$24,482

GAAP general and administrative expense	$4,046	$6,068	$4,594	$4,382	$19,090
Stock-based compensation	793	1,429	858	857	3,937
Non-GAAP general and administrative expense	$3,253	$4,639	$3,736	$3,525	$15,153

GAAP operating expenses	$21,891	$24,402	$23,195	$22,122	$91,610
Stock-based compensation	2,448	3,055	2,460	2,432	10,395
Non-GAAP operating expenses	$19,443	$21,347	$20,735	$19,690	$81,215

GAAP loss from continuing operations	$(6,760)	$(8,189)	$(4,025)	$(3,267)	$(22,241)
Stock-based compensation	2,626	3,228	2,628	2,607	11,089
Non-GAAP loss from continuing operations	$(4,134)	$(4,961)	$(1,397)	$(660)	$(11,152)
Depreciation	49	55	54	80	238
Adjusted EBITDA from continuing operations (Non-GAAP)	$(4,085)	$(4,906)	$(1,343)	$(580)	$(10,914)

GAAP loss from continuing operations	$(6,760)	$(8,189)	$(4,025)	$(3,267)	$(22,241)
Interest and other income (expense), net	(1,442)	(1,827)	(896)	(962)	(5,127)
GAAP net loss from continuing operations	$(8,202)	$(10,016)	$(4,921)	$(4,229)	$(27,368)
Stock-based compensation	2,626	3,228	2,628	2,607	11,089
Non-GAAP net loss from continuing operations	$(5,576)	$(6,788)	$(2,293)	$(1,622)	$(16,279)

NeuroPace, Inc.
Table 2. 2026 GAAP to Non-GAAP Reconciliations from Continuing Operations
(unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	March 31, 2026	June 30, 2026	June 30, 2026
RNS revenue	$21,689	$22,524	$44,213
Service revenue	314	302	616
Revenue	$22,003	$22,826	$44,829

GAAP cost of goods sold	$3,992	$3,920	$7,912
Stock-based compensation	138	126	264
Non-GAAP cost of goods sold	$3,854	$3,794	$7,648

GAAP sales and marketing expense	$11,583	$12,124	$23,707
Stock-based compensation	595	650	1,245
Non-GAAP sales and marketing expense	$10,988	$11,474	$22,462

GAAP research and development expense	$7,189	$6,898	$14,087
Stock-based compensation	713	624	1,337
Non-GAAP research and development expense	$6,476	$6,274	$12,750

GAAP general and administrative expense	$4,844	$5,027	$9,871
Stock-based compensation	832	903	1,735
Non-GAAP general and administrative expense	$4,012	$4,124	$8,136

GAAP operating expenses	$23,616	$24,049	$47,665
Stock-based compensation	2,140	2,177	4,317
Non-GAAP operating expenses	$21,476	$21,872	$43,348

GAAP loss from continuing operations	$(5,605)	$(5,143)	$(10,748)
Stock-based compensation	2,278	2,303	4,581
Non-GAAP loss from continuing operations	$(3,327)	$(2,840)	$(6,167)
Depreciation	60	66	126
Adjusted EBITDA from continuing operations (Non-GAAP)	$(3,267)	$(2,774)	$(6,041)

GAAP loss from continuing operations	$(5,605)	$(5,143)	$(10,748)
Interest and other income (expense), net	(1,121)	(1,057)	(2,178)
GAAP net loss from continuing operations	$(6,726)	$(6,200)	$(12,926)
Stock-based compensation	2,278	2,303	4,581
Non-GAAP net loss from continuing operations	$(4,448)	$(3,897)	$(8,345)

NeuroPace, Inc.
Table 3. GAAP to Non-GAAP Reconciliations
2026 Revised Guidance

(in thousands)	2026 Guidance
RNS revenue	$98,500 to $100,500
Service revenue	~1,000
Revenue	$99,500 to $101,500

GAAP gross margin	81.5% to 82.5%
Stock-based compensation	~50 bps
Non-GAAP gross margin	82.0% to 83.0%

GAAP sales and marketing expense	$49,000 to $51,000
Stock-based compensation	~3,000
Non-GAAP sales and marketing expense	$46,000 to $48,000

GAAP research and development expense	~$30,000
Stock-based compensation	~3,000
Non-GAAP research and development expense	~$27,000

GAAP general and administrative expense	~$21,000
Stock-based compensation	~4,000
Non-GAAP general and administrative expense	~$17,000

GAAP operating expenses	$100,000 to $102,000
Stock-based compensation	~10,000
Non-GAAP operating expenses	$90,000 to $92,000

GAAP loss from operations	($18,500) to ($19,500)
Stock-based compensation (including gross margin)	~10,500
Non-GAAP loss from operations	(8,000) to (9,000)
Depreciation	~500
Adjusted EBITDA (Non-GAAP)	($7,500) to ($8,500)